Exhibit 4.4
SPECIMEN CLASS A WARRANT

(SEE REVERSE SIDE FOR LEGEND)

Number A -_________	CLASS A WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME,    , 2012)

CHINA GROWTH ALLIANCE LTD.

CUSIP G2114 114

CLASS A WARRANT

THIS CERTIFIES THAT, FOR VALUE RECEIVED

IS THE REGISTERED HOLDER OF

a Class A Warrant or Warrants expiring ________, 2012 (the “Class A Warrant”) to purchase one fully paid and non-assessable Ordinary Share, par value $.0004348 per share (the “Shares”), of CHINA GROWTH ALLIANCE LTD., a Cayman Islands corporation (the “Company”), for each Class A Warrant evidenced by this Class A Warrant Certificate. The Class A Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the Company’s completion of a business combination with a target business or (ii) ______________, 2009, such number of Shares of the Company at the price of $6.00 per share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and American Stock Transfer & Trust Company. In no event shall the registered holder of this Class A Warrant be entitled to receive a net-cash settlement, Shares or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

The Company reserves the right to call the Class A Warrant at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrants, giving 30 days’ notice of such call at any time after the Class A Warrant becomes exercisable if the last sale price of the Shares has been at least $11.50 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Class A Warrants is to be $.01 per Warrant. Any Class A Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price. If the Class A Warrants are called for redemption as described above, the Company will have the option to require any holder that wishes to exercise Class A Warrants to do so on a “cashless basis”, in which case the registered holder may exercise this Class A Warrant by surrendering same for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Class A Warrant, multiplied by the difference between the Warrant Price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Shares for the 10 trading days ending on the third business day prior to the date on which notice of redemption is sent to the registered holder of this Class A Warrant.

This Warrant may expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date.

No fraction of a Share will be issued upon any exercise of a Class A Warrant. If, upon exercise of a Class A Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

Upon any exercise of the Class A Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Class A Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Class A Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Class A Warrant does not entitle the registered holder to any of the rights of a shareholder of the Company.

COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
WARRANT AGENT
BY:
AUTHORIZED OFFICER

DATED:

(Signature)
CHIEF EXECUTIVE OFFICER
CHINA GROWTH ALLIANCE LTD.
CORPORATE
(Seal)
2007
CAYMAN ISLANDS
(Signature)
SECRETARY

[Reverse of Certificate]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Class A Warrants

The undersigned Registered Holder irrevocably elects to exercise _________ Class A Warrant(s) represented by this Warrant Certificate, and to purchase the Ordinary Shares issuable upon the exercise of such Class A Warrants, and requests that Certificates for such shares shall be issued in the name(s) of

(PLEASE TYPE OR PRINT EACH NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Class A Warrants shall not be all the Class A Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder(s) at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

THE SIGNATURE(S) TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME(S) WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,_____________________hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT EACH NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

of the Class A Warrants represented by this Warrant Certificate, and hereby irrevocably constitute(s) and appoint(s) ________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).